  846 Glendale Road,

Wilbraham MA01095, US

Exhibit 10.1

March 26, 2008

Re:   Offer Letter for investment of PackItGreen Holdings Corp

Dear Investor,

1.

PackItGreen Holdings Corp is a company incorporated in US and its business is manufacturing and distributing industrial packaging (the “Company”).   The Company will engage an investment bank to provide services which include without limitation to evaluate the Company's requirements for funding growth and expansion of the Company's operations; advise the Company as to alternative modes and sources of financing and the placement of the Company’s securities (“Transactions”).

2.

The Company is desirous to make an offer to you as a prospective investor to the Company with a view to invest in the Company.  Subject to the terms and conditions stated herein, you hereby agree to invest USD________ for the Company (“Funds”) and in consideration, (i) the Company agrees to issue ____________ shares at premium of USD________ per share to you from its par value of USD0.001 on condition that such shares shall not be exercisable within 6 months of the date of issue; (ii) the Company agrees to issue ___________- warrants at the execution price of USD__________ to you on condition that such warrant must be exercisable within 3 years of the date of issue.

3.

The Funds payable by you for the investment shall be made in full by cash to the Company no later than 27th March 2008.

4.

This agreement is not a commitment, express or implied, on the part of the Company to the Transaction and it is acknowledged that the placement of the Securities is subject to (i) full satisfactory completion of such investigation and inquiry by the investment bank as are customary for Transactions.

5.

All payments due under this letter are to be made in U.S. Dollars or other currency with equivalent amount, free and clear of any set-off, claim or applicable taxes (with appropriate gross-up for withholding taxes). If withholding tax is applicable, you will provide the Company with an original or authenticated copy of the tax receipt.  Subject to any separate agreement to the contrary between any or all of the Parties, each Party to this letter shall pay its own costs and expenses and disbursements incidental hereto.

6.

Confidential Information

You agree that any information or advice rendered herein by the Company or any of our representatives in connection with this investment is confidential and you will not, and will not permit any third party to, disclose or otherwise refer to such advice or information to any person in any manner without our prior written consent.

7.

Certain Acknowledgments. You acknowledge that the Company is acting as an independent contractor in connection with its investment hereunder and not in any other capacity including as a fiduciary.  The Company may, to the extent it deems appropriate, render the services hereunder through one or more of its affiliates. Neither this engagement, nor the delivery of any advice in connection with this engagement, is intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of the Company) against the Company or its affiliates or their respective directors, officers, agents and employees.

8.

You acknowledge that it is not relying on the advice of the Company for tax, legal or accounting matters, it is seeking and will rely on the advice of its own professionals and advisors for such matters and it will make an independent analysis and decision regarding the Transaction based upon such advice. The Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

9.

You should be aware that the Company and/or its affiliates may be providing or may in the future provide financial or other services to other parties with conflicting interests. However, consistent with our long-standing policy to hold in confidence the affairs of our customers, we will not use confidential information obtained from you except in connection with our services to and our relationship with you herein.  You hereby agree that the Company and/or an affiliate thereof, will have the right to purchase securities for its own account and that any such purchase will not constitute a conflict of interest for purposes of the Company’s investment hereunder.

10.

Independent Contractor.  You acknowledge and agree that no fiduciary relationship between you and the Company or any of its affiliates has been created in respect of any of the Transactions contemplated by this Agreement, irrespective of whether the Company has advised or is advising you on other matters.  You are capable of evaluating and understanding the terms, risks and conditions of the investment contemplated by this letter.  You have been advised that the Company is engaged in a broad range of transactions which may involve interests that differ from you and the Company has no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship; and you waive, to the fullest extent permitted by law, any claims you may have against the Company for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Company shall have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf or in your right.

11.

Indemnity. You agree to indemnify the Company as provided in Annex A hereto, the terms of which are incorporated into this letter in their entirety.

12.

Termination. This letter will commence on the date hereof and will continue until the earlier of the consummation of the Transaction or 24 months after the date hereof, unless extended by mutual written consent or earlier terminated as provided below. Either you or the Company may terminate this agreement at any time, with or without cause, by giving 30 days written notice to the other party; provided, however, that no such expiration or termination will affect the matters set out in this section or under the clauses 6, 7 and 11.   The Funds duly paid together with interest accrued thereon at 8% per annum shall be refunded to you within 30 days from the date of termination.

13.

Notices. Except as otherwise specifically agreed, all notices and other communications made under this letter shall be in writing and, when delivered in person or by facsimile transmission, shall be deemed given on the same day if delivered on a business day during normal business hours, or on the first day of business following delivery in person or by facsimile outside normal business hours, or on the date indicated on the return receipt if sent registered or certified mail, return receipt requested. All notices sent hereunder shall be sent to the representatives of the party to be noticed at the addresses indicated respectively below, or at such other addresses as the parties to be noticed may from time to time by like notice hereafter specify:

If to the Company:

PackItGreen Holdings Corp

23 Floor, 26 Hung To Road

Kwun Tong

Kowloon

Hong Kong

Attn: Mr. Jonathan So

If to Investor:

14.

Your Representations, Warranties and Covenants.  You represent and warrant to the Company that you shall, in a timely manner, fully and completely cooperate with the Company in providing all information and documentation which may be requested by the Company and which shall be necessary or required by the Company so as to allow for the timely performance of the investment.

15.

Governing Law. This letter is governed by the laws of Hong Kong Special Administrative Region, without regard to conflicts of law principles, and will be binding upon and inure to the benefit of you and the Company and their respective successors and assigns.  The Parties also hereby submit to the jurisdiction of the courts of the Hong Kong in any proceeding arising out of or relating to this agreement, agree not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum. This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

16.

Benefit and Non-Assignment.  This letter is made solely for the benefit of you and the Company, their respective officers and directors and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this letter.  Notwithstanding the foregoing, this letter may not be assigned by any party hereto without the prior written consent of the other party hereto.

17.

Counterparts.  This letter may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

18.

Modification and Waiver.  No provision of this letter may be modified, amended, waived or discharged unless such waiver, amendment, modification or discharge is agreed to in writing and signed by each of the parties hereto.  The waiver by any party hereto to insist upon the performance of any of the terms and conditions of this letter, or the waiver by any party hereto of any breach of any of the terms and conditions of this letter, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

19.

Severability.  The provisions of this letter shall be deemed severable, and the invalidity or unenforceability of any provision of this letter will not and shall not be deemed to affect the validity or enforceability of any other provision hereof. In the event any provision of this letter is held to be invalid or unenforceable, the parties hereto hereby agree that the remaining provisions hereof shall be deemed to be in full force and effect as if they had been executed by each of the parties hereto subsequent to the expunging of the invalid or unenforceable provision.

20.

Interpretation.  The language used in this letter shall not be construed in favor of or against any of the parties hereto, but shall be construed as if each of the parties hereto prepared this letter.  The language used in this letter shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any such party.

21.

Headings.  The titles and headings of the various paragraphs of this letter are inserted for convenience of reference only, and shall not be deemed to govern or affect the meaning or interpretation of any of the terms hereof.

22.

Complete Understanding.  This letter contains the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, with respect thereto.

For and on behalf of

Confirmed and accepted by

PackItGreen Holdings Corp.

_________________________

Mr. Jonathan So

(          )

Director

Annex A

In connection with the investment by you to the Company as described in the attached letter, including modifications or future additions hereto, you agree that it will indemnify and hold harmless the Company and its affiliates and their respective directors, officers, agents and employees and each other person controlling the Company or any of its affiliates (each, an "indemnified party"), to the full extent lawful, from and against any losses, expenses, claims or proceedings (collectively, "losses") (i) related to or arising out of (A) the contents of oral or written information provided by you, its employees or its other agents, which information either you or the Company provides to any actual or potential buyers, sellers, investors or offerees, or (B) any other action or failure to act by you, or your agents or by the Company or any indemnified party in accordance with and at your request or with your consent, or (ii) otherwise related to or arising out of any transaction or conduct in connection therewith, except that this clause (ii) shall not apply with respect to any losses that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified party. You further agree that no indemnified party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you for or in connection with any actual or proposed transactions or other conduct in connection therewith except for losses incurred by you that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified party.